Exhibit 10.4

SLSI-201304IA001-3

PRODUCT LICENSE AGREEMENT

This Product License Agreement (“Agreement”) is entered into on the 27th day of June, 2013 (the “Effective Date”) by and between Samsung Electronics Co., Ltd., a company duly incorporated under the laws of the Republic of Korea, acting through its System LSI Division, with principal offices located at San #24, Nongseo-Dong, Giheung-Gu, Yongin-City, Gyeonggi-Do, 449-711 Korea (“Samsung”), and IXYS Intl Limited, a corporation organized under the laws of the Cayman Islands, with a principal place of business at 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005 Cayman Islands (“IXYS”).

RECITALS

WHEREAS, Samsung and IXYS are parties to that certain Asset Purchase Agreement dated on May 25th, 2013 (the “APA”, Samsung document number SLSI-201304IA001), pursuant to which, among other things, IXYS is purchasing or otherwise acquiring rights relating to the Business (as defined in the APA) pursuant to a series of transactions contemplated in the APA (collectively, the “Transaction”);

WHEREAS, in connection with the Transaction, IXYS desires to obtain, and Samsung desires to grant, certain licenses under and with respect to certain Intellectual Property and Technology related to the Business, on the terms and conditions of this Agreement;

WHEREAS, Samsung desires to obtain, and IXYS desires to grant, certain licenses back under and with respect to the Transferred IP (as defined in the APA), on the terms and conditions of this Agreement; and

WHEREAS, pursuant to the APA, the parties have agreed to enter into this Agreement as of the Closing Date (as defined in the APA);

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Agreement and the APA, the parties hereby agree as follows:

***	Certain confidential information contained in this document, marked with 3 asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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AGREEMENT

I. DEFINITIONS.

Unless otherwise defined in this Article I, any capitalized terms used in this Agreement will have the meaning set forth in the APA and shall apply to both their singular and plural forms, as the context may require.

1.1 “Affiliate” shall mean, with respect to a party, a corporation or any other legal entity which is Controlled by such party, provided that such entity shall be considered an Affiliate only for the time during which such Control exists. “Control,” as used in this Section 1.1, means direct or indirect ownership of more than 50% of the voting rights of such entity.

1.2 “Authorized Design House” means any developer, designer, design house, contractor, or other Person that on or after the Effective Date is authorized by IXYS to develop, design, modify, improve, or create derivative works of the Licensed Products.

1.3 “Authorized Distributor” means any distributor, VAR (Value Added Reseller), OEM, systems integrator or other Person that on or after the Effective Date is authorized by IXYS to import, offer to sell and sell the Licensed Products.

1.4 “Authorized Manufacturer” means any manufacturer, contractor, supplier, vendor or other Person that on or after the Effective Date provides services to IXYS in connection with the manufacture or supply of the Licensed Products, other than Samsung.

1.5 “Business Field of Use” means the design, development, manufacturing, marketing, sales and support of 4 bit and 8 bit Micro Controller Units (including Business Products) and the provision of services related to 4 bit and 8 bit Micro Controller Units; provided that with respect to Samsung, the Business Field of Use means the field of Standalone Micro Controller Business.

1.6 “Business Products” has the meaning set forth in the APA.

1.7 “Confidential Information” means any and all technical and non-technical information which is identified as confidential information at the time of disclosure and disclosed by one party

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(the “Disclosing Party”) to the other party (the “Receiving Party”) under this Agreement, whether in written, oral, graphic or electronic form. Written Confidential Information will be clearly marked “CONFIDENTIAL,” “PROPRIETARY” or other similar marking. Oral or visual disclosures of the Confidential Information or disclosure of intangible Confidential Information should be identified as confidential at the time of such disclosure and confirmed, in writing or email, by the Disclosing Party to the Receiving Party within thirty (30) days of such disclosure. Notwithstanding the foregoing, “Confidential Information” includes any information disclosed by the Disclosing Party that would reasonably be deemed in the context of its disclosure to be confidential or proprietary. Notwithstanding the foregoing, the nondisclosure obligations set forth in Article VIII shall not apply to information that the Receiving Party can demonstrate: (a) was publicly available at the time of its disclosure to the Receiving Party or became publicly available after its disclosure and through no fault of the Receiving Party; (b) was already in the lawful possession of the Receiving Party without restriction prior to the Receiving Party receiving the Confidential Information from the Disclosing Party; (c) is legitimately obtained by the Receiving Party without restriction from a third party source who had no obligation to the Disclosing Party not to disclose such information to others, other than the Disclosing Party; or (d) is at any time independently developed by the Receiving Party without use of or access to the Disclosing Party’s Confidential Information.

1.8 “Deliverables” means the documents, technical assistance, information, script files, design files, Software and other materials relating to the Business Products that are listed on Schedule 1 attached hereto.

1.9 “Expanded IXYS Business Products” means (a) the IXYS Business Products and (b) Micro Controller Units resulting from porting each IXYS Business Product to a non-Samsung fabrication site.

1.10 “In House EDA Tool” means any software tool made and owned by Samsung for designing or developing Micro Controller Units, including the *** schematic design and capture tool and the Cubic logic design rule check and delay calculating tool.

***	Certain confidential information contained in this document, marked with 3 asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.11 “Improvements” means all modifications, derivative works, enhancements, upgrades and improvements to any Technology or Intellectual Property.

1.12 “IXYS Business Products” means the IXYS versions of the Business Products that are substantially the same as one of the Business Products.

1.13 “Licensed IXYS Patents” means the Transferred Patents and Patent applications filed by IXYS on or after the Effective Date that are within the same Patent Family as the Transferred Patents, and any Patents issuing therefrom including all Improvements thereto.

1.14	“Licensed IXYS Technology” means the Transferred Other IP.

1.15 “Limited Use Deliverables” means those Deliverables marked as “Only for IXYS Business Product” on Schedule 2.

1.16 “Licensed Samsung Patents” means the Patents owned by Samsung and controlled by the System LSI Division of Samsung, including the Scheduled Samsung Patents, as of the Effective Date, that are infringed by Business Products, but excluding the claims in those patents that principally relate to semiconductor manufacturing.

1.17 “Licensed Samsung Technology” means the Technology owned by Samsung (or which Samsung has a right to license or sublicense to IXYS hereunder without payment of a royalty or other consideration, except solely for royalties due to an employee inventor under applicable law or similar royalty) that is embodied in the Deliverables.

1.18 “Licensed Products” means (a) the IXYS Business Products, (b) subsequent versions of the IXYS Business Products developed by or for IXYS (including any Improvements to the IXYS Business Products) that are Micro Controller Units, (c) new Micro Controller Units created or developed by or for IXYS, (d) application, programming, or development software including software provided with development tools for Micro Controller Units, and (e) development tools, boards and kits for Micro Controller Units.

1.19 “Micro Controller Units” means a single standalone integrated circuit containing a 4-bit or 8-bit processor core where the main functionality is being a micro controller

1.20 “Scheduled Samsung Patents” means the Patents listed on Schedule 1 of this Agreement.

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II. LICENSE GRANTS TO IXYS

2.1 Patent License to IXYS.

(a) Subject to the terms and conditions of this Agreement, Samsung hereby grants to IXYS and its Affiliates a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable (except as set forth in Article VI), non-transferable (except as set forth in Section 10.1) license (with the right to sublicense solely as set forth in Section 2.4) under the Scheduled Samsung Patents to make, have made, use, offer for sale, import, export, sell, distribute and/or exploit Licensed Products, and to practice any methods within the Business Field of Use.

(b) Subject to the terms and conditions of this Agreement, Samsung hereby grants to IXYS and its Affiliates a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable (except as set forth in Article VI), non-transferable (except as set forth in Section 10.1) license (with the right to sublicense solely as set forth in Section 2.4) under the Licensed Samsung Patents to make, have made, use, offer for sale, import, export, sell, distribute and/or exploit Expanded IXYS Business Products within the Business Field of Use as they relate to Expanded IXYS Business Products. So long as the license in this subsection (b) is in effect, with respect to claims in Patents, as of the Effective Date, owned by Samsung and controlled by its System LSI Division that principally relate to semiconductor manufacturing, Samsung agrees to pursue to completion all litigation and remedies that are available against IXYS’ manufacturer (and prosecuted such litigation to a final judgment that finds infringement) before pursuing any remedies for patent infringement against IXYS.

2.2 Technology License to IXYS. Subject to the terms and conditions of this Agreement, including the license restriction in Section 2.3 and confidential obligation as set forth in Article IX, Samsung hereby grants to IXYS and its Affiliates a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable (except as set forth in Article VI), non-transferable (except as set forth in Section 10.1) license (with the right to sublicense solely as set forth in Section 2.4) to use, reproduce, modify, create, prepare and have prepared derivative works of, perform, display, transmit and distribute (through multiple tiers and by all means known or later developed) the

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Licensed Samsung Technology solely for the purpose of developing, having developed, making, having made, using, offering for sale, importing, exporting, selling, distributing and/or exploiting Licensed Products. Notwithstanding the foregoing, no rights are granted under this Agreement under any Trademarks of Samsung or its Affiliates, and neither IXYS nor its Affiliates shall have the right to offer for sale, sell or otherwise distribute any Licensed Products bearing any such Trademarks, or any Licensed Products with components bearing any such Trademarks, except in accordance with Section 2.9 below. For the avoidance of doubt, the parties acknowledge and agree that part numbers do not constitute Trademarks. Notwithstanding anything to the contrary as stated herein, except for application software and EDS Test Programs, any software provided in source code form under this Agreement may not be distributed except in object code form as incorporated in the Licensed Products. EDS Test Programs may only be distributed to test houses sub-contracted by IXYS, either in object code form or source code form, to test the Licensed Products under a non-disclosure containing substantially similar terms and conditions to Article IX of this Agreement.

2.3 Restrictions on Use of Certain Deliverables. Notwithstanding anything to the contrary in this Agreement, the rights granted to IXYS and its Affiliates hereunder with respect to the Limited Use Deliverables shall be limited solely to use for the purpose of (a) maintenance of IXYS Business Products, (b) porting the IXYS Business Products to a non-Samsung fabrication site, and (c) redesign of the IXYS Business Products. Neither IXYS nor its Affiliates or sublicensees may make any use of the Limited Use Deliverables for the development or maintenance of any products other than the IXYS Business Products.

2.4 Sublicense Rights. IXYS and its Affiliates may grant sublicenses under the licenses granted in Sections 2.1 and 2.2 in connection with the development, design, manufacture and support of Licensed Products on behalf of IXYS and its Affiliates, provided that each such sublicense is consistent with the terms of this Agreement and provided further that each such sublicensee is bound in writing to confidentiality obligations at least as restrictive as the confidentiality provisions of this Agreement. In addition, with respect to any Software proprietary to Samsung and included in the Licensed Samsung Technology that is necessary for use of a Licensed Product, IXYS and its Affiliates may grant sublicenses under the license granted in Section 2.2 to its Authorized Design Houses, Authorized Manufacturers and Authorized Distributors, as well as to

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end users and customers of any Licensed Products solely for use with such products. IXYS shall be responsible for its and its Affiliates’ sublicensees hereunder. Any act or omission of any IXYS Affiliate or IXYS sublicensee that, if performed or was omitted to be performed by IXYS hereunder would be a breach by IXYS of this Agreement, shall be deemed a breach by IXYS of this Agreement, and IXYS shall be liable for any such acts or omissions pursuant to the terms of this Agreement.

2.5 Reservation of Rights by Samsung. All rights not expressly granted by Samsung in this Article II are reserved by Samsung or its licensors.

2.6 Deliverables. Samsung will provide the Deliverables, or copies thereof, in the electronic format such Deliverables are stored or used by Samsung to IXYS within ten (10) business days of the Effective Date (except to the extent any later delivery date is identified for any applicable Deliverable on Schedule 2), or on such other schedule as is agreed by the parties.

2.7 In House EDA Tool License.

(a) Subject to the terms and conditions of this Agreement, Samsung hereby grants to IXYS a non-exclusive, worldwide, royalty free, fully paid-up, non-transferable (except as set forth in Section 10.1) license (with the right to sublicense solely as set forth in Section 2.7(b)) to use the In House EDA Tool for a period of four (4) years after Effective Date solely for (i) maintenance of and customer support for the IXYS Business Product, (ii) porting the IXYS Business Product to a non-Samsung fabrication site, and (iii) redesign of the IXYS Business Product for manufacture non-Samsung fabrication sites.

(b) IXYS and its Affiliates may grant sublicenses under the license granted in Section 2.7(a) to contractors in connection with the design, development IXYS Business Product on behalf of IXYS, provided that each such sublicense is consistent with the terms of this Agreement and provided further that each such sublicensee is bound in writing to (i) confidentiality obligations at least as restrictive as the confidentiality provisions of this Agreement, and (ii) license restrictions at least as restrictive as Sections 2.7(a), 2.7(c) and 2.7(d) of this Agreement. IXYS shall be responsible for its and its Affiliates’ sublicensees hereunder. Any act or omission of any IXYS sublicensee that, if performed or was omitted to be performed by IXYS hereunder would be a breach by IXYS of this Agreement, shall be deemed a breach by IXYS of this Agreement, and IXYS shall be liable for any such acts or omissions pursuant to the terms of this Agreement.

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(c) IXYS acknowledges and agrees that IXYS shall have no right to and shall not, without the written consent of Samsung (i) remove or alter any legal notices from any portion of the In House EDA Tool or any relating documents; (ii) reverse engineer, translate, disassemble, de-compile or otherwise manipulate the In House EDA Tool; (iii) create derivative works of the In House EDA Tool, or any portion thereof; (iv) allow the use of the In House EDA Tool by any third party, including without limitation, in a timeshare or service bureau arrangement (except as provided in Section 2.7(b)); (v) transfer the In House EDA Tool to any third parties (except as provided in Section 2.7(b)); or (vi) exceed the scope of the license expressly granted in Section 2.7(a).

(d) IXYS further acknowledges and agrees that Samsung shall have no obligation to provide any support or maintenance for the In House EDA Tool, and that the In House EDA Tool is provided AS IS, without any warranty of any kind.

2.8 Third Party Rights. IXYS acknowledges and agrees that third-party rights may be needed to develop and manufacture the Licensed Products under this Agreement, and that it is IXYS responsibility to enter into appropriate license agreements with any such third parties to acquire any such third-party rights needed by IXYS.

2.9 Trademarks. Subject to the terms and conditions of this Agreement, Samsung agrees and acknowledges that IXYS and its Affiliates shall have the right to assemble, use, support, market, offer for sale, import, export, sell, or distribute (through multiple layers of distribution) any and all of the units of Inventory transferred to IXYS under the APA or the units sold to IXYS under the Foundry Services Agreement, notwithstanding that such Inventory, units or components thereof may bear one or more Trademarks of Seller of its Affiliates.

2.10 Further Assurances. The parties acknowledge that, as part of the delivery of the Samsung Licensed Technology, Samsung may inadvertently fail to deliver copies of Technology that should have been delivered to IXYS as part of the contemplated transfers and licenses under terms of the APA or this Agreement, or IXYS may inadvertently receive copies of Technology that should not have been delivered as part of the activities contemplated under the APA or this Agreement. Each

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party agrees, for at least twelve (12) months following the Effective Date, to engage in good faith discussions with the other regarding the delivery, return or destruction, as applicable, of any such copies of Technology, at the reasonable request of the appropriate owner of the copies of such Technology as contemplated by the APA or this Agreement, and deliver, return or destroy the applicable copies of Technology in accordance with the parties’ mutual and good faith determination as to whether such copies should or should not have been delivered to IXYS in accordance with the terms of the APA or this Agreement.

III. LICENSE GRANTS TO SAMSUNG

3.1 Patent License to Samsung. Subject to the terms and conditions of this Agreement and the APA, IXYS hereby grants to Samsung and its Affiliates a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable (except as set forth in Article VI), non-transferable (except as set forth in Section 10.1) license (with the right to sublicense solely as set forth in Section 3.3) under the Licensed IXYS Patents and its Improvements to make, have made, use, offer for sale, import, export, sell, distribute and/or exploit any product or service outside the Business Field of Use.

3.2 Technology License to Samsung. Subject to the terms and conditions of this Agreement and the APA, IXYS hereby grants to Samsung and its Affiliates a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable (except as set forth in Article VI), non-transferable (except as set forth in Section 10.1) license (with the right to sublicense solely as set forth in Section 3.3) to use, reproduce, modify, create, prepare and have prepared derivative works of, perform, display, transmit and distribute (through multiple tiers and by all means known or later developed) the Licensed IXYS Technology solely for the purpose of developing, having developed, making, having made, using, offering for sale, importing, exporting, selling, distributing and/or exploiting products or services of Samsung and its Affiliates outside the Business Field of Use.

3.3 Sublicense Rights. Samsung and its Affiliates may grant sublicenses under the licenses granted in Sections 3.1 and 3.2 in connection with the development of any products or services of Samsung and its Affiliates, provided that each such sublicense is consistent with the terms of this Agreement and provided further that each such sublicensee is bound in writing to confidentiality

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obligations at least as restrictive as the confidentiality provisions of this Agreement. In addition, with respect to any Software proprietary to IXYS and included in the Licensed IXYS Technology that is necessary for use of a product or service of Samsung or its Affiliates outside the Business Field of Use, Samsung and its Affiliates may grant sublicenses under the license granted in Section 3.2 to end users and customers of any such products or services of Samsung or its Affiliates. Samsung shall be responsible for its Affiliates and sublicensees hereunder. Any act or omission of any Samsung Affiliate or Samsung sublicensee that, if performed or was omitted to be performed by Samsung hereunder would be a breach by Samsung of this Agreement, shall be deemed a breach by Samsung of this Agreement, and Samsung shall be liable for any such acts or omissions pursuant to the terms of this Agreement.

3.4 Reservation of Rights by IXYS. All rights not expressly granted by IXYS in this Article III are reserved by IXYS.

3.5 Business Field of Use. Notwithstanding any contrary to this Agreement, all licenses granted under this Agreement to Samsung may be applied by Samsung within the Business Field of Use solely to perform customer services for Business Products sold by Samsung prior to the Effective Date.

IV. OWNERSHIP

4.1 Ownership by Samsung. As between the parties, subject to the licenses granted by Samsung to IXYS under Article II above, Samsung shall own and retain all right, title and interest in and to the Licensed Samsung Patents, Licensed Samsung Technology (including all Intellectual Property therein) and the In House EDA Tool. As between the parties, subject to the licenses granted by Samsung to IXYS under Article II above, Samsung will retain all right, title and interest, including all Intellectual Property, in and to any Improvements to any of the Licensed IXYS Technology made by or on behalf of Samsung or its Affiliates in the exercise of the license granted to Samsung and its Affiliates hereunder, subject only to IXYS’ ownership of the Licensed IXYS Technology (including all Intellectual Property therein).

4.2 Ownership by IXYS. As between the parties, subject to the licenses granted by IXYS to Samsung under Article III above, IXYS shall own and retain all right, title and interest in and to the

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Licensed IXYS Patents and Licensed IXYS Technology (including all Intellectual Property therein). As between the parties, subject to the licenses granted by IXYS to Samsung under Article III above, IXYS will retain all right, title and interest, including all Intellectual Property, in and to any Improvements to any of the Licensed Samsung Technology made by or on behalf of IXYS or its Affiliates in the exercise of the license granted to IXYS and its Affiliates hereunder, subject only to Samsung’s ownership of the Licensed Samsung Technology (including all Intellectual Property therein).

4.3 No Limitations. For the avoidance of doubt, nothing in this Article IV shall be construed as limiting the right of either party hereto to license, develop, improve upon or otherwise exploit any Intellectual Property or Technology that is owned by such party and licensed hereunder to the other party.

4.4 No Joint Development. The parties do not intend to engage in any joint development under this Agreement and will not develop any joint inventions hereunder. If the parties desire to engage in joint development in the future relating to the IXYS Licensed Products, the parties agree to negotiate in good faith an agreement setting forth the ownership and license of any joint inventions, and other rights and obligations of the parties relating to such joint inventions. Such agreement will be in writing and signed by each party.

4.5 Non-Removal of Marks and Notices. Neither IXYS nor its Affiliates may remove any Samsung intellectual property right markings or notices from any Deliverables, or copies thereof; provided however, that IXYS may remove any or all of Samsung’s intellectual property right markings or notices from marketing collateral, promotional materials, data sheets or other specifications for the purpose of replacing those markings with IXYS intellectual property right markings with respect to IXYS Business Products.

4.6 No Obligation to Maintain Intellectual Property. Each party acknowledges and agrees that the other party shall have no obligation under this Agreement after the Effective Date to maintain, prosecute or file for any Patents or other Intellectual Property pertaining to the Patents or Technology licensed by such party hereunder.

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V. COVENANT NOT TO CHALLENGE

IXYS covenants and agrees, and shall cause its Affiliates to covenant and agree, not to initiate any legal proceedings to challenge the validity or enforceability, or Samsung’s ownership, of any Licensed Samsung Patents, Licensed Samsung Technology or In House EDA Tool.

VI. TERM

6.1 Term. This Agreement will commence on the Effective Date and continue in perpetuity, unless earlier terminated as provided in this Article VI. Failure by IXYS to make any of the Deferred Payments by the due dates set forth in the APA shall be deemed a material breach of this Agreement.

6.2 Termination for Breach. This Agreement may be terminated by either party in the event that the other party materially breaches this Agreement and does not cure or agree with the non-breaching party upon a written plan to cure within sixty (60) days after receipt of the notice of breach from the non-breaching party. By way of example, and without limitation, a material breach of the Agreement includes material or willful disclosure of the other party’s Confidential Information to unauthorized recipients in violation of this Agreement, and a material or willful breach of the scope of the license granted herein. A mutually agreed plan to remediate, to the extent practical under the circumstances, a breach of a confidentiality provision of this Agreement shall be deemed a cure under this Agreement, so long as such plan is fulfilled by the breaching party.

6.3 Termination for Bankruptcy or Insolvency. In addition, this Agreement may be terminated by either party if the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors if such petition or proceeding is not dismissed with prejudice within sixty (60) days after filing.

6.4 Effect of Termination by Samsung. In the event of termination of this Agreement by Samsung: (a) neither IXYS nor its Affiliates will have the right to use the Licensed Samsung Technology or the Licensed Samsung Patents in any subsequent new product design; (b) IXYS and its Affiliates shall retain rights to manufacture, have manufactured, offer, sell or otherwise distribute Licensed Products (as set forth in Article II) that are taped-out before termination, so

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long as such products have been identified by IXYS to Samsung no later than thirty (30) days after such termination of this Agreement; (c) IXYS and its Affiliates shall retain rights to use and sublicense Software with respect to the Licensed Products that are authorized under Section 6.4(b); and (d) neither IXYS nor its Affiliates shall have any further right to use the In House EDA Tool.

6.5 Effect of Termination by IXYS. In the event of termination of this Agreement by IXYS: (a) neither Samsung nor its Affiliates will have the right to use the Licensed IXYS Technology or the Licensed IXYS Patents in any subsequent new product design; (b) Samsung and its Affiliates shall retain rights to manufacture, have manufactured, offer, sell or otherwise distribute any Samsung products that are taped-out before termination, and associated services, so long as such products and services have been identified by Samsung to IXYS no later than thirty (30) days after such termination of this Agreement; and (c) Samsung and its Affiliates shall retain rights to use and sublicense Software with respect to the Samsung products and services that are authorized under Section 6.5(b).

6.6 Survival. The provisions of Article I, IV, VI, VII, VIII, IX and X of this Agreement will survive any termination of this Agreement for any reason

VII. REPRESENTATIONS AND WARRANTIES

7.1 Mutual Representations and Warranties. Each party warrants and represents that it has the right and authority to grant the licenses and rights granted by it in this Agreement and enter into this Agreement.

7.2 Disclaimer of Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.1 ABOVE AND EXCEPT AS SET FORTH IN THE APA, (a) THE TECHNOLOGY AND PATENTS GRANTED HEREIN ARE LICENSED “AS IS” AND NEITHER SAMSUNG NOR IXYS MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, ENFORCEABILITY, VALIDITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT, WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT INCLUDING THE LICENSED SAMSUNG PATENTS,

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THE LICENSED SAMSUNG TECHNOLOGY, THE IN HOUSE EDA TOOL, THE DELIVERABLES, THE LICENSED IXYS PATENTS AND THE LICENSED IXYS TECHNOLOGY, (b) EACH PARTY SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE LICENSED SAMSUNG PATENTS, THE LICENSED SAMSUNG TECHNOLOGY, THE IN HOUSE EDA TOOL, THE DELIVERABLES, THE LICENSED IXYS PATENTS AND THE LICENSED IXYS TECHNOLOGY.

VIII. LIMITATION OF LIABILITY

8.1 Consequential Damages Waiver. EXCEPT (A) IN CASES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (B) WITH RESPECT TO BREACHES OF ANY CONFIDENTIALITY OBLIGATIONS (C) FOR PERSONAL INJURY OR PROPERTY DAMAGE TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY, ITS AFFILIATES OR TO ANY THIRD PARTY CLAIMING THROUGH OR UNDER SUCH PARTY, FOR ANY LOST PROFITS, LOSS OF DATA, EQUIPMENT DOWNTIME OR FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.2 Liability Cap. EXCEPT (A) IN CASES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (B) WITH RESPECT TO BREACHES OF ANY CONFIDENTIALITY OBLIGATIONS (C) FOR PERSONAL INJURY OR PROPERTY DAMAGE, AND (D) WITH RESPECT TO BREACH OF ANY LICENSE SCOPE AS SET FORTH IN ARTICLE II OR III, ANY CLAIM FOR DAMAGES HEREUNDER MUST BE MADE WITHIN THREE (3) YEARS OF THE DATE OF THIS AGREEMENT AND EITHER PARTY’S TOTAL LIABILITY UNDER THIS AGREEMENT FOR DAMAGES WILL BE SUBJECT TO A CAP ON DAMAGES OF $2,500,000. EACH PARTY WILL BE ENTITLED TO CREDIT AGAINST SUCH CAP ANY AMOUNTS PAID AS DAMAGES PURSUANT TO SECTION 10 OF THE APA.

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IX. CONFIDENTIALITY

9.1 Confidentiality. Each Receiving Party will treat as confidential all Confidential Information of the Disclosing Party, will not use the Disclosing Party’s Confidential Information except as reasonably necessary to exercise its rights and perform its obligations under this Agreement and, except as expressly permitted herein, will not disclose such Confidential Information to any third party without the Disclosing Party’s prior written approval. Any disclosure to any customers, suppliers, distributors, contractors, resellers, business partners or other third parties in connection with the foregoing shall be made subject to the recipient being bound by written confidentiality obligations that are no less protective of Confidential Information than this Article IX. For clarification, Affiliates of each Party shall not be considered third parties for the purpose of this Article IX. Without limiting the foregoing, each of the parties will use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event less than reasonable care, to prevent the disclosure of the Disclosing Party’s Confidential Information.

9.2 Terms of this Agreement. Each party hereby agrees that it will not release any publicity or information relating to this Agreement to any third party without the other party’s prior written consent, unless otherwise permitted herein. Except as set forth in Section 2.9, nothing in this Agreement confers any rights to the other party to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation, or simulation thereof of the other party. Notwithstanding the foregoing, the existence and terms of this Agreement may be disclosed to the extent required by law or regulation (so long as the party required to disclose the information provides the other party with timely prior notice of such requirement, unless prohibited by law); except neither party needs to provide any prior notice with regard to periodic governmental regulatory filings, such as filings with the Securities and Exchange Commission, as required by law.

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9.3 Return or Destruction of Records. Upon termination of this Agreement for any reason, the Receiving Party will immediately deliver to the Disclosing Party all materials (in any medium whatsoever), records, notes, data, memorandum, models and equipment of any nature that are in the possession or under the control of the Receiving Party and its employees and that are the property of the Disclosing Party upon Disclosing Party’ written request, except as needed to continue shipping, manufacturing or supporting products or services as allowed under Sections 6.4 and 6.5. Alternatively, the Receiving Party may elect to destroy some or all of such property of the Disclosing Party and certify the destruction of such property to the Disclosing Party within thirty (30) days after the termination.

9.4 Remedies. The parties agree that the breach of its obligations under this Article IX may result in irreparable harm and injury to the other party, for which monetary damages alone would be an inadequate remedy, and which damages are difficult to accurately measure. Accordingly, the Receiving Party agrees that the Disclosing Party will have the right, in addition to any other remedies available, to obtain immediate injunctive relief as well as other equitable relief allowed by the federal and state courts in the event that the Receiving Party breaches the obligation set forth in this Article IX without the necessity of posting any bond or other security. The foregoing remedy of injunctive relief is agreed to be without prejudice to the Disclosing Party exercising any other rights and remedies it may have, including without limitation, the right to seek damages or other legal or equitable relief.

9.5 Confidentiality Period. The Receiving Party’s obligations set forth in this Article IX shall be effective for ten (10) years from initial disclosure of Confidential Information.

X. MISCELLANEOUS

10.1 Assignment.

(a) Assignment by Samsung. Samsung may assign this Agreement without the prior written consent of IXYS only (i) to any Affiliates of Samsung or (ii) in connection with a merger, acquisition, consolidation, reorganization or sale of all or substantially all of the assets of System LSI Division of Samsung (whether by operation of law or otherwise), in the case of each of (i) and (ii), with written notice of such assignment to IXYS within thirty (30) days after the effective date of such assignment. Samsung may not otherwise assign this Agreement (or any of its rights or obligations under this Agreement) without the prior written consent of IXYS, which consent shall not be unreasonably withheld.

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(b) Assignment by IXYS. IXYS may assign this Agreement without the prior written consent of Samsung only (i) to any Affiliate of IXYS, (ii) in connection with a merger, acquisition, consolidation, reorganization or sale of all or substantially all of the assets of IXYS (whether by operation of law or otherwise), or (iii) to a successor of all or substantially all of IXYS’ assets related to the Business, in the case of each of (i), (ii) and (iii), with written notice of such assignment to Samsung within thirty (30) days after the effective date of such assignment. Notwithstanding the foregoing, in the event that an assignment subject to (iii) above occurs within three (3) years after the date of this Agreement and involves any Samsung competitor listed in Schedule 3, Samsung’s prior written consent shall be required. IXYS may not otherwise assign or transfer this Agreement (or any of its rights or obligations under this Agreement) without the prior written consent of Samsung which consent shall not be unreasonably withheld. Upon any such assignment under subsections (ii) or (iii) above, the license rights granted to IXYS and its Affiliates hereunder shall not apply to any products or services of the assignee party or its affiliates existing prior to the date of such assignment.

10.2 Restrictions. The parties agree and acknowledge that the licenses granted hereunder are not intended to cover, and do not cover, contract manufacturing activities that either party or its Affiliates may undertake on behalf of third parties for the primary purpose of obtaining rights under the other party’s licensed Patents (i.e. Patent laundering), or to otherwise enable third parties to avoid licensing Intellectual Property from either party hereunder or its Affiliates.

10.3 Export Control. The parties agree to comply with all applicable laws and regulations promulgated by local and governmental organizations relating to export control with regard to all goods and information provided subject to this Agreement.

10.4 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.5 Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein,

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whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with, the laws of the State of New York of the United States of America, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

10.6 Dispute Resolution. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Singapore. The language of the arbitral proceedings shall be English. Judgment upon any award(s) rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator(s) are authorized to include in the award an allocation to any party of such costs and expenses, including attorneys’ fees, as the arbitrator shall deem reasonable. Nothing in this Agreement shall prevent either party from seeking provisional measures from any court of competent jurisdiction, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. The parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.

10.7 Amendment. Any agreement on the part of a party hereto to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party hereto of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified or supplemented except by written agreement of all of the parties hereto

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10.8 Waiver. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by both parties hereto. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by either party to exercise any right or privilege under this Agreement shall be deemed a waiver of such party’s rights or privileges under this Agreement or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

10.9 Entire Agreement. This Agreement (including all Exhibits hereto), together with the Purchase Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

10.10 No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement expressed or implied, is intended to or shall confer on any person or entity other than the parties hereto or their respective successors and assigns, any rights, remedies or Liabilities under or by reason of this Agreement.

10.11 Independent Contractor; No Authority to Bind Other Party. Each party hereto is acting as, and shall be considered, an independent contractor, and no relationship of partnership, joint venture, employment, franchise, agency or similar arrangement is being created pursuant to or by virtue of this Agreement. In no event shall either party have any authority to negotiate or enter into any contract or commitment for or on behalf of, or in the name of, the other party, or otherwise possess any authority to bind such other party in matters of contract, indebtedness or otherwise, without the prior written approval in each instance of such other party. Neither party shall represent itself as having any such authority, express or implied, from the other party.

10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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10.13 Interpretation. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.

10.14 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

10.15 Headings. The headings in this Agreement are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

SAMSUNG ELECTRONICS CO., LTD.

By:	/s/ Byunghoon Suh

Name:	Byunghoon Suh

Title:	Senior Vice President

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

IXYS INTL LIMITED

By:	/s/ Uzi Sasson

Name:	Uzi Sasson

Title:	Director

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Schedule 1

Licensed Samsung Patents

Country	Patent Number	Date of Patent
***	***	***

***	Certain confidential information contained in this document, marked with 3 asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Schedule 2

Deliverables

Category	Deliverable	Format	Delivery Date	License Limitation/Comment
***	***	***	***	***

Note: Installation of the In House EDA Tool, including but not limited to delivery and issuance of the license key, shall be done by IXYS, and Samsung will assist with such procedure as set forth in the Transition Services Agreement between the parties.

***	Certain confidential information contained in this document, marked with 3 asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Schedule 3

***

***	Certain confidential information contained in this document, marked with 3 asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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